Exhibit 32.1
SECTION 1350 CERTIFICATIONS
     Charles P. Hadeed, the Chief Executive Officer of Transcat, Inc. and John J. Zimmer, the Chief Financial Officer of Transcat, Inc. certify that (i) the quarterly report on Form 10-Q for the first quarter ended June 28, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the quarterly report on Form 10-Q for the first quarter ended June 28, 2008 fairly presents, in all material respects, the financial condition and results of operations of Transcat, Inc.

Date: August 11, 2008	/s/ Charles P. Hadeed
Charles P. Hadeed
Chief Executive Officer, President and Chief Operating Officer

Date: August 11, 2008	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Transcat, Inc. and will be retained by Transcat, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.